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                                                                     EXHIBIT 99

                                 CERTIFICATION
                                       OF
                          TRANSLATED FOREIGN DOCUMENTS

         Simex Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges and certifies that said Company has engaged the law firm of Selmer, Mauritzen and Co., located in Stavanger, Norway, to translate the following documents (the "Foreign Documents") from Norwegian to English for the sole purpose of filing the Foreign Documents with the Securities and Exchange Commission (the "SEC") as exhibits to the Company's Registration Statement on Form 10-SB under the Securities Exchange Act of 1934:

                  - May 15, 1998 Stock Purchase Agreement between shareholders of Norsk Kjoleindustri AS and Simex AS

                  - November 17, 1998 Stock Purchase Agreement between shareholders of Weld Tech AS and Simex AS

                  - December 18, 1998 Stock Purchase Agreement between shareholders of Hordaror AS and Simex AS

                  - November 17, 1998 Stock Purchase Agreement between shareholders of Vest Norge Doors AS and Simex AS

                  - September 22, 1998 Stock Purchase Agreement between shareholders of OIN Sprinkler and Simex AS

                  - March 26, 1999 Fleet Agreement between Brodrene Kverneland Bryne AS and Simex AS

                  - November 27, 1998 Lease Agreement between Tjelta Eiendom I AS (TE) and Simex AS

         Pursuant to Rule 306 of Regulation S-T, the Company hereby further certifies that to the best knowledge of each of the Company's officers, the translated Foreign Documents as filed with the SEC are fair and accurate translations and representations of each of the original Foreign Documents, respectively.

                                          SIMEX TECHNOLOGIES, INC.


                                          /s/  Warren L. Traver
                                          -----------------------------------
                                          Warren L. Traver,
                                          Executive Vice-President and
                                          General Counsel